Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Da Cunha, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the quarterly report on Form 10-Q of Fortem Resources Inc. for the period ended May 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fortem Resources Inc.

July 21, 2020

/s/ Robert Da Cunha
Robert Da Cunha
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)